UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

Astrotech Corporation

(Exact name of registrant as specified in its charter)

Washington	001-34426	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650 Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 485-9530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 29, 2012, Astrotech Corporation (the “Company”) convened its annual meeting of shareholders pursuant to notice duly given at the Company’s headquarters located in Austin, Texas. The matters voted upon at the meeting and the results of such voting are set forth below:

1. To elect six directors to the Board of Directors of the Company to serve for the respective terms prescribed by the Company’s bylaws. All director nominees were duly elected.

	FOR	WITHHELD	BROKER NON-VOTES
Thomas B. Pickens III	7,655,125	630,453	6,637,184
Mark E. Adams	7,665,340	620,238	6,637,184
John A. Oliva	7,665,582	619,996	6,637,184
Sha-Chelle Manning	7,659,262	626,316	6,637,184
William F. Readdy	7,669,565	616,013	6,637,184
Daniel T. Russler, Jr.	7,554,134	731,444	6,637,184

2. To ratify the appointment of Ernst & Young, LLP as independent registered public accounting firm for the Company’s fiscal year ending June 30, 2012. This proposal was approved.

FOR	AGAINST	ABSTAIN
14,556,373	164,515	201,874

3. To approve a reverse stock split of the Company’s common stock in a ratio to be determined by the Board of Directors. This proposal was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,659,607	3,686,121	577,032	2

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated April 3, 2012, issued by Astrotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	ASTROTECH CORPORATION

	By:	/s/ Thomas B. Pickens III
	Name:	Thomas B. Pickens III
	Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press release, dated April 3, 2012, issued by Astrotech Corporation.	E